SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  February 8, 1996


                                THE BOSTON BANCORP
              (Exact name of registrant as specified in its charter)

Massachusetts              0-13795                04-2850710
(State or other          (Commission File         (IRS Employer
Jurisdiction of           Number)                  Identification No.)
incorporation)

           460 West Broadway, South Boston, Massachusetts     02127
           (Address of principal executive officer)         (Zip Code)



       Registrant's telephone number, including area code: (617) 268-2500


                            Not applicable
       (Former name or former address, if changed since last report)




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Item 5.    Other Events

     On February 8, 1996, the South Boston Savings Bank, a wholly-owned subsidiary of the Boston Bancorp (the "Company") reached an agreement to sell its commercial real estate loan portfolio to BlackRock Capital Finance, L.P. The portfolio is valued at approximately $150 million. The sale of the portfolio is a pre-condition to the pending acquisition of the Company by Bank of Boston Corporation, announced on October 11, 1995.

     The sale is expected to yield South Boston Savings Bank an aggregate purchase price, before expenses, equal to 87 percent of the unpaid balance of the portfolio as of January 31, 1996, subject to adjustments. South Boston Savings Bank does not expect a material gain or loss from the sale.

     Unless waived by South Boston Savings Bank, the sale of the loan portfolio is subject to approval by the Company's stockholders of the acquisition by Bank of Boston Corporation. The portfolio sale, expected to be completed in the spring, is also subject to customary closing conditions.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits    A list of exhibits required is given in the Exhibit Index
                      that precedes the exhibits filed with this report.










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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE BOSTON BANCORP


                              By:    /s/David L. Smart
                                   David L. Smart
                                   Vice President and Treasurer
Date:  February 21, 1996










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                                 EXHIBIT INDEX

     The following exhibits are filed with the Current Report on Form 8-K.

                                                                Sequential
                                                                Page
Exhibit No.         Description                                 Number

    99a        Press Release re: Agreement to Sell Commercial      5
               Real Estate Loan Portfolio to BlackRock Capital
               Finance L.P.











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